A PARTNERSHIP of INCORPORATED PROFESSIONALS	Amisano Hanson
Chartered Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Form SB-2, dated April 20, 2007 of our report dated April 18, 2007, relating to the financial statements of Hybrook Resources, Corp., as of January 31, 2007, which appears in such Form SB-2.

Vancouver, Canada	“Amisano Hanson”
April 20, 2007	Chartered Accountants

750 WEST PENDER STREET, SUITE 604	TELEPHONE: 604-689-0188
VANCOUVER CANADA	FACSIMILE: 604-689-9773
V6C 2T7	E-MAIL: amishan@telus.net